AMENDMENT TO
                           FUND PARTICIPATION AGEEMENT

     THIS AMENDMENT to the Fund Participation Agreement ("Amendment") is entered into and is effective this 7'h day of November, 2002 by and among IDS Life Insurance Company of New York (the "Company") and INVESCO Variable Investment Funds, Inc. (the "Fund"), INVESCO Funds Group, Inc. (the "Adviser") and INVESCO Distributors, Inc. (the "Distributor").

     WHEREAS, The parties to this Amendment have previously executed that certain Participation Agreement dated August 13, 2001 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Contract.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1.   Schedule  A of the  Agreement  is hereby  deleted  in its  entirety  and is
     replaced  with  the  Schedule  A,  attached  hereto  and   incorporated  by
     reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.

3. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY                ATTEST:
OF NEW YORK

By:     /s/ Gumer C. Alvero               By:     /s/Mary Ellyn Minenko
        -------------------                       ---------------------
Printed                                   Printed
Name:   Gumer C. Alvero                   Name:   Mary Ellyn Minenko
As Its: Vice President, Annuities         As Its: Assistant Secretary

INVESCO VARIABLE INVESTMENT               INVESCO DISTRIBUTORS, INC.
FUNDS, INC.

By:    /s/ Ronald L. Grooms               By:    /s/Ronald L. Grooms
       --------------------                      -------------------
Printed                                   Printed
Name:   Ronald L. Grooms                  Name:   Ronald L. Grooms
As Its: Treasurer                         As Its: Senior Vice President &
                                                  Treasurer

INVESCO FUNDS GROUP, INC.

By:   /s/ Ronald L. Grooms
      --------------------
Printed
Name:   Ronald L. Grooms
As Its: Treasurer

                                   SCHEDULE A


The following Separate Accounts and Associated Contracts of IDS Life Insurance Company of New York are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BV SEPARATE ACCOUNT                    NAME OF SEPARATE ACCOUNT
------------------------------------                    ------------------------
American Express Retirement Advisor Advantage(SM)       IDS Life of New York Variable
Variable Annuity                                        Annuity Account Established April
                                                        17,1996

American Express Retirement Advisor Select(SM)          IDS Life of New York Variable
Variable Annuity                                        Annuity Account Established April
                                                        17,1996